ORION ACQUISITION CORP. II


                                   SUPPLEMENT
                                       TO
                                 PROXY STATEMENT



                               GENERAL INFORMATION



         This Supplement to the Proxy Statement dated September 3, 1999 and the enclosed form of proxy on a blue card are furnished in connection with the solicitation of proxies by the Board of Directors of Orion Acquisition Corp. II ("Company") to be used at the Special Meeting of Stockholders of the Company to be held at 9:00 a.m. local time, on October 22, 1999 and any adjournment or adjournments thereof ("Special Meeting"). The Special Meeting will be held at 100 Wilshire Boulevard, Suite 1750, Santa Monica, California 90401.

         This Supplement is being sent to Stockholders of the Company to correct the section "Security Ownership of Certain Beneficial Owners" and related information in the Proxy Statement previously sent to stockholders. As a consequence of the time required to distribute this Supplement, the Special Meeting has been postponed from October 8, 1999 to October 22, 1999. The record date for the determination of stockholders entitled to notice of, and to vote at, the Special Meeting or any and all adjournments thereof will continue to be September 3, 1999. This Supplement and the enclosed form of proxy on the blue card are first being sent to stockholders on or about September 30, 1999.

Security Ownership of Certain Beneficial Owners

         The following table replaces the information in the Proxy Statement previously sent to stockholders and sets forth certain information as of September 3, 1999, as corrected to the date of this Supplement, with respect to the stock ownership of (i) those persons or groups who beneficially own more than 5% of the Company's Common Stock, (ii) each director of the Company and
(iii) all directors and executive officers of the Company as a group (based upon information furnished by such persons).

                                                                       Voting
                               Amount and Nature       Voting         Percent of
Name of Beneficial Owner(1) of Beneficial Ownership   Authority        Class(2)
- ------------------------    -----------------------   ---------        -----

Christopher A. Marlett           290,375(3)             60,550          6.8%
Anthony DiGiandomenico           205,600(3)             19,225          2.2%
Dyana Williams Marlett            68,000                27,000          3.0%
James D. Bowyer                  220,775(3)(4)          56,400          6.3%
William C. Fioretti               70,000                70,000          7.9%
MDB Capital Group LLC            164,375(3)            348,825        39.19%
All directors and executive      526,000(3)(4)         582,000        65.39%
 officers as a group
(five persons)

(1) The person's address is care of the Company at 100 Wilshire Boulevard - Suite 1750, Santa Monica, California 90401.

(2) Percentage is based on actual voting authority over shares of Common Stock as of the record date, including shares acquired in the public market with voting authority transferred to MDB Capital Group LLC.

(3) Includes 164,375 shares of Common Stock owned by MDB Capital Group LLC held in its trading account. Messrs. Christopher A. Marlett, Anthony DiGiandomenico and James D. Bowyer are the members and managing persons of MDB Capital Group LLC, and they are deemed to beneficially own the shares of Common Stock owned by MDB Capital Group LLC.

(4) Excludes 3,000 shares of Common Stock issuable on exercise of common stock purchase warrants not yet exerciseable.

Vote Required for Approval of Proposals Submitted to Stockholders

         The Proxy Statement discusses two proposals which are being submitted to the stockholders for their approval. The last paragraph in each section is updated as set forth below to reflect the percentage vote of the officers and directors in relation to the vote required to approve the proposal.

         The affirmative vote of two-thirds in interest of the outstanding shares of Common Stock is required to adopt the proposal to amend to the Restated Certificate of Incorporation to eliminate Article Eight. For this proposal, the affirmative vote of 593,334 shares of Common Stock is required. The members of the Board of Directors, in the aggregate holding voting authority over an aggregate of 582,000 shares of Common Stock (65.39%), have indicated that they intend to vote in favor of this proposal.

         The Board of Directors of the Company has determined that the proposal to liquidate the Escrow Account requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Special Meeting. For the purposes of this proposal, the affirmative vote of 445,001 shares of Common Stock is required. The members of the Board of Directors, in the aggregate holding voting authority over an aggregate of 582,000 shares of Common Stock (65.39%), have indicated that they intend to vote in favor of this proposal.

Submission of New Proxy Card Required

         Each stockholder is being provided a new proxy card with this Supplement. The new proxy card is BLUE. Each stockholder should complete this new card and return it in the envelope provided. The proxy card previously sent to the stockholders will be disregarded if voted after the date hereof and if a previously sent proxy card has been received by the Company, it will be disregarded and of no effect.



September 30, 1999

                       ORION ACQUISITION CORP. II - PROXY
                       Solicited By The Board Of Directors
        for Special Meeting of Stockholders To Be Held on October 22, 1999

          The undersigned Stockholder(s) of Orion Acquisition Corp. II, a
  P Delaware corporation ("Company"), hereby appoints Christopher A. Marlett and Anthony DiGiandomenico, or either of them, with full power of substitution and to act without the other, as the agents, attorneys and proxies of the undersigned, to vote the shares standing in the name of the
  R undersigned at the Special Meeting of Stockholders of the Company to be held on October 22, 1999 and at all adjournments thereof. This proxy will be voted in accordance with the instructions given below. If no instructions are given, this proxy will be voted FOR all of the following proposals.

  O 1. Approval of an amendment to the Restated and Amended Certificate of Incorporation to eliminate Article Eight.

  X        FOR  |_|              AGAINST  |_|                 ABSTAIN |_|


  Y

     2. Approval of the liquidation and termination of the escrow account of the Company at Chase Manhattan Bank, N.A

           FOR  |_|              AGAINST  |_|                ABSTAIN |_|


     3. In their discretion, the proxies are authorized to vote upon such other business as may come before the meeting or any adjournment thereof.

         |_|  I plan on attending the Annual Meeting.

                                      Date:    ________________________, 1999



                                      --------------------------------------
                                                   Signature



                                      --------------------------------------
                                            Signature if held jointly


                                     Please sign exactly as name appears above.
                                     When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.